REVISION
DATE/TIME CHANGE

CONFERENCE CALL
for
BUCKEYE TECHNOLOGIES INC.

Third Quarter Results

We have scheduled a conference call for

Thursday, April 27, 2006
8:15 a.m. Central

Management participating on the call will include

David B. Ferraro, Chief Executive Officer
John B. Crowe, President and Chief Operating Officer
Kristopher J. Matula, Exec. Vice President, Chief Financial Officer
Chad P. Foreman, Treasurer and Investor Relations Manager

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. The replay will be archived on these websites through May 27, 2006.

In addition, persons interested in listening by telephone may dial in at (800) 595-9010 within the United States. International callers should dial (719) 457-2624. Participants should call no later than 8:05 a.m. CT.

To listen to the telephone replay of the conference call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 7841465. The telephone replay will be available until midnight May 10, 2006.

A press release will be issued via Business Wire after the market closes on April 25. If you do not receive a copy of this release, please contact Chad Foreman at (901) 320-8828.

We look forward to your participation.